Exhibit 99.1

FOR IMMEDIATE RELEASE

MERCANTILE BANKSHARES REPORTS FOURTH QUARTER RESULTS

Baltimore, Maryland, January 24, 2006 - Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (“Bankshares”) (Nasdaq: MRBK), today reported that net income for the quarter ended December 31, 2005 was $74.9 million, a 23.5% increase over net income of $60.6 million for the same period in 2004 and a 5.5% increase over the $71.0 million reported for the third quarter of 2005.  The results of operations for Community Bank of Northern Virginia (“CBNV”) are included subsequent to the close of business on May 18, 2005. On the date of purchase, CBNV had total loans of $0.7 billion, total earning assets of $0.8 billion, and total deposits of $0.6 billion.

For the quarter ended December 31, 2005, diluted net income per share was $0.90, an increase of 18.4% over the $0.76 reported for the fourth quarter of 2004.  Adjusted weighted average shares outstanding increased from 79.8 million for the quarter ended December 31, 2004 to 82.8 million for the quarter ended December 31, 2005.

For the year 2005, net income was $276.3 million, an increase of 20.4% over the $229.4 million reported for the year 2004. Diluted net income per share for 2005 was $3.39, an 18.1% increase over the $2.87 for 2004.  Adjusted weighted average shares outstanding increased from 79.9 million for the year ended December 31, 2004 to 81.6 million for the year ended December 31, 2005.

Bankshares also reports cash operating earnings defined as “GAAP” (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating acquired entities’ operations into Bankshares) unrelated to Bankshares’ core operations.  Cash operating earnings totaled $76.5 million for the fourth quarter of 2005, an increase of 22.9% over the $62.2 million for the same period in 2004 and a 4.9% increase over the $72.9 million for the third quarter of 2005.  Diluted cash operating earnings per share for the fourth quarter of 2005 were $0.92, an increase of 17.9% over the $0.78 for the fourth quarter of 2004 and an increase of 3.4% over the $0.89 for the third quarter of 2005.  A reconciliation of GAAP basis net income to cash operating earnings is found on page 15 of this release.

For 2005, cash operating earnings were $279.6 million, an increase of 18.7% over the $235.5 million reported for 2004.  Diluted cash operating earnings per share for 2005 were $3.43, an increase of 16.3% over the $2.95 for 2004.

Mr. Kelly stated, “I believe we had a very good year.  Earnings growth was very strong, credit quality and efficiency improved and in spite of the challenges presented by a flattening of the yield curve, the net interest margin improved as well.  Our capital ratios remained strong.  We recently announced a three-for-two stock split, payable in the form of a stock dividend, which should help to make Mercantile shares more accessible to retail investors.”

Net interest income for the quarter ended December 31, 2005 increased 13.0% to $162.4 million from $143.7 million in the fourth quarter of last year.  The increase was due primarily to strong loan growth.  Average loans increased $1.4 billion, or 14.0%, with approximately one-half of the increase provided by the CBNV acquisition.  The net interest margin increased two (2) basis points from the third quarter of 2005 due to continued improvement in the benefit derived from noninterest-bearing sources of funds.  The net interest margin was 4.43% both for the fourth quarter of 2005 and the fourth quarter of 2004.  The net interest spread declined 24 basis points as competitive pressure on deposit pricing intensified and the overall yield on the investment portfolio, while improved, lagged the increase in funding costs.  This was offset by a 24 basis-point improvement in the benefit derived from noninterest-bearing sources of funds.

Net interest income for 2005 increased to $617.1 million, or 13.1%, over the $545.8 million for 2004.  The increase was due primarily to strong loan growth and a higher net interest margin.  The net interest margin increased nine (9) basis points in 2005 to 4.44% from 4.35% in 2004.  The increase was attributable to a 20 basis-point increase in the benefit derived from noninterest bearing sources of funds, which was partially offset by an 11 basis-point decline in the spread between the yield on earning assets and the cost of interest-bearing liabilities.

Average loans of $11.5 billion in the fourth quarter of 2005 increased 14.0% from $10.1 billion in the fourth quarter of 2004 and increased $108.1 million, or 3.8% (annualized) on a linked-quarter basis. Loan growth was driven primarily by increases in construction, consumer and commercial real estate lending, which were up 29.6%, 28.5% and 18.9%, respectively from the fourth quarter of 2004.  The CBNV acquisition provided approximately 45.0% of the construction and commercial real estate loan growth and approximately 72.0% of the consumer loan growth primarily in the indirect automobile loan portfolio.  Total deposits averaged $11.9 billion for the fourth quarter of 2005, up 11.4% from $10.7 billion for the same period last year and grew $143.4 million or 4.9% (annualized) on a linked-quarter basis.  Deposits increased in all product categories except savings accounts, which declined by 5.1% as customers shifted to higher yielding deposit products.  Time deposit and money market accounts demonstrated the strongest growth with increases of 26.2% and 13.5%, respectively.  The CBNV acquisition provided approximately 50.0% of this growth.

At December 31, 2005, nonperforming assets amounted to $23.2 million or 0.20% of period-end loans and other real estate owned.
The comparable nonperforming asset ratios were 0.24% and 0.30% at September 30, 2005 and December 31, 2004, respectively.  Loans past due 30-89 days were $65.2 million at December 31, 2005 compared with $57.3 million at September 30, 2005 and $51.5 million at December 31, 2004.

The allowance for loan losses was $156.7 million at December 31, 2005, representing 1.35% of total loans. The allowance for loan losses to total loans was 1.37% at September 30, 2005 and 1.46% at December 31, 2004.  The allowance for loan losses as a percentage of nonperforming loans increased from 482.24% at December 31, 2004 to 694.32% at December 31, 2005.  Net charge-offs for the quarter ended December 31, 2005 were $0.5 million.  The comparable figures for the quarters ended September 30, 2005 and December 31, 2004 were net charge-offs of $0.7 million and $12.4 million, respectively.  No provision for possible loan losses was taken for the quarters ended December 31, 2005 and December 31, 2004; a provision of $0.8 million was taken for the quarter ended September 30, 2005.

Noninterest income, which includes investment and wealth management fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses, income from nonmarketable investments and other income, increased 11.5% to $62.1 million for the fourth quarter of 2005 from $55.7 million for the fourth quarter of 2004.  Investment and wealth management fees increased $1.5 million from the fourth quarter of 2004.  Income from non-marketable investments, primarily private equity, hedge fund investments and bank-owned life insurance, increased to $6.2 million from $4.0 million for the fourth quarter of 2004.  Noninterest income decreased 1.5% in the fourth quarter of 2005 from the third quarter of 2005.

Noninterest income for 2005 increased to $243.1 million, or 13.6%, over the $213.9 million for 2004.  Investment and wealth management fees increased by $5.7 million.  Stronger equity markets and net new sales across both mutual funds and separately managed personal accounts contributed to the increase.  Mortgage banking-related fees were $3.5 million higher than the prior year due to continued strength in real estate markets.  Nonmarketable investment income increased $8.5 million over 2004 as a result of better private equity investment performance and higher income from bank-owned life insurance due to better performance and the investment of an additional $50.0 million in the third quarter of 2005.  These increases were partially offset by a decline in hedge fund income.  The increase in other noninterest income over the prior year included a $2.7 million increase in gains from sales of bank-owned premises.  Higher electronic banking, insurance and letters of credit fees also contributed to the increase.

Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 2.3% for the quarter ended December 31, 2005 to $108.4 million from $106.0 million for the fourth quarter of 2004.  The $2.4 million increase in fourth quarter noninterest expense over the prior year was due primarily to $1.2 million in additional salaries related to the acquisition of CBNV; $2.1 million in merit and staffing increases; $1.8 million in higher incentive compensation related to improved operating performance; an increase in net occupancy expense related to the loss of $1.2 million in outside tenant income due to the sale of Bankshares’ headquarters building in December 2004; and higher outsourcing fees of $1.8 million mostly attributable to the IWM systems and back-office conversion.  Partially offsetting these increases were reductions of $2.8 million in salaries expense due to an increase in the amount of loan origination costs deferred; $1.1 million in lower professional fees related to Sarbanes-Oxley implementation and $1.2 million in professional services related to investigatory matters in the fourth quarter of 2004.  Noninterest expenses remained essentially flat compared to the third quarter of 2005.

Noninterest expenses for 2005 increased to $420.8 million or 7.4% over $392.0 million for 2004.  The $28.9 million increase over 2004 was due primarily to $3.0 million in additional salaries related to the acquisition of CBNV; $6.3 million in merit and staffing increases; $8.3 million in higher incentive compensation related to improved operating performance; an increase of approximately $5.0 million in net occupancy expense related to the loss of outside tenant income due to the sale of Bankshares’ headquarters building; and an increase of $10.8 million in other expenses.  The increase in other expenses was due to $5.9 million in higher outsourcing fees mostly attributable to the IWM systems and back-office conversion; an increase of $2.4 million in electronic banking fees due to higher volume and processing fees; and a $1.3 million settlement of a litigation matter.  These expense increases were partially offset by a reduction of $2.5 million in salaries expense due to an increase in the amount of loan origination costs deferred.

The cash operating efficiency ratio, a key measure of expense management, was 46.69% for the fourth quarter of 2005 versus 51.20% for the comparable period in 2004 and 46.99% for the third quarter of 2005. Return on average assets for the fourth quarter of 2005 was 1.83% versus 1.68% for the comparable period in 2004 and 1.75% for the third quarter of 2005.  Return on average tangible equity was 20.26% for the fourth quarter of 2005 versus 18.16% for the fourth quarter of 2004 and 19.62% for the third quarter of 2005.  The ratio of average tangible equity to average tangible assets was 9.61% for the fourth quarter of 2005 compared to 9.84% for the fourth quarter of 2004 and 9.53% for the third quarter of 2005.  See Footnotes No. 1, 2 and 3 on page 15 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

For the year ended December 31, 2005, return on average assets was 1.78% versus 1.64% for the year ended December 31, 2004. Return on average tangible equity was 19.54% for the year ended December 31, 2005 versus 18.00% for the year ended December 31, 2004.  The ratio of average tangible equity to average tangible assets was 9.70% for the years ended December 31, 2005 and 2004.  See Footnotes No. 1, 2 and 3 on page 15 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

At December 31, 2005, total assets increased by 13.8% to $16.4 billion and total loans increased by 13.5% to $11.6 billion from December 31, 2004.  Total deposits increased by 11.8% from the prior year to $12.1 billion at December 31, 2005.

Mercantile Bankshares Corporation, with more than $16 billion in assets, is a regional multi-bank financial holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 240 offices and more than 250 ATMs. The Investment & Wealth Management division has assets in excess of $46 billion, with management responsibility for more than $20 billion. Additional information is available at www.mercantile.com.

Cautionary Statement

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Bankshares’ management uses these operating earnings measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers. These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations. Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares’ core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

Earnings Conference Call

Mercantile CEO Edward J. Kelly, III and CFO Terry L. Troupe will review fourth quarter 2005 earnings in a conference call and audio webcast on Tuesday, January 24, 2006 at 10:00 a.m. EST.

To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A webcast of the conference call also will be available on the Internet at http://www.mrbk.com/invest/share_news.html, Investor Relations, Shareholder News.

The conference call will be available for replay until February 7, 2006 at www.mercantile.com, Investor Relations, Shareholder News.  An audio replay also is available until February 7, 2006 by dialing 877-519-4471 and the access code/pin # 4644353.

Additional financial information is attached.

David E. Borowy

Investor Relations

(410) 347-8361

david.borowy@mercantile.com

MERCANTILE BANKSHARES CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(In thousands, except per share data)

	For the Twelve Months Ended December 31,			For the Quarter Ended December 31,
	2005	2004	% Incr. (Decr.)	2005	2004	% Incr. (Decr.)
OPERATING RESULTS
Net interest income (1)	$617,126	$545,781	13.1%	$162,434	$143,710	13.0%
Net interest income - taxable equivalent (1)	623,973	552,525	12.9	164,267	145,370	13.0
Provision for loan losses	1,576	7,221	(78.2)	—	—	—
Net income	276,319	229,407	20.4	74,863	60,612	23.5

PER COMMON SHARE DATA
Basic net income	$3.42	$2.90	17.9%	$.91	$.77	18.2%
Diluted net income	3.39	2.87	18.1	.90	.76	18.4
Dividends paid	1.49	1.38	8.0	.38	.35	8.6
Book value at period end	26.71	24.18	10.5
Market value at period end	56.44	52.20	8.1
Market range:
High	60.13	53.09	13.3	60.13	53.09	13.3
Low	48.40	40.31	20.1	51.17	47.07	8.7

AVERAGE BALANCE SHEET DATA
Total loans	$11,029,551	$9,719,409	13.5%	$11,497,885	$10,084,344	14.0%
Total earning assets	14,068,137	12,733,004	10.5	14,698,731	13,056,972	12.6
Total assets	15,521,019	13,992,971	10.9	16,258,275	14,310,894	13.6
Total deposits	11,413,755	10,413,692	9.6	11,894,394	10,675,933	11.4
Shareholders’ equity	2,096,417	1,871,670	12.0	2,210,050	1,911,151	15.6

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.78%	1.64%		1.83%	1.68%
Return on average equity (2)	13.18	12.26		13.44	12.62
Return on average tangible equity (2)	19.54	18.00		20.26	18.16
Average equity to average assets (2)	13.51	13.38		13.59	13.35
Average tangible equity to average tangible assets (2)	9.70	9.70		9.61	9.84
Net interest rate spread - taxable equivalent	3.88	3.99		3.78	4.02
Net interest margin on earning assets - taxable equivalent	4.44	4.35		4.43	4.43
Efficiency ratio (1),(3)	48.53	51.14		47.87	52.70
Cash operating efficiency ratio (1),(3)	47.61	49.63		46.69	51.20
Dividend payout ratio	43.57	47.59		41.76	45.45

Bank offices	240	226	14
Employees	3,606	3,479	127

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$991	$13,556	(92.7)%	$503	$12,439	(96.0)%
Nonaccrual loans	22,565	30,898	(27.0)
Restructured loans	—	—	—
Total nonperforming loans	22,565	30,898	(27.0)
Other real estate owned, net	667	212	214.6
Total nonperforming assets	23,232	31,110	(25.3)

CREDIT QUALITY RATIOS
Provision for loan losses (annualized) as a percent of period-end loans	.01%	.07%		—%	—%
Net charge-offs (annualized) as a percent of period-end loans	.01	.13		.02	.48
Nonperforming loans as a percent of period-end loans	.19	.30
Allowance for loan losses as a percent of period-end loans	1.35	1.46
Allowance for loan losses as a percent of nonperforming loans	694.32	482.24
Other real estate owned as a percent of period-end loans and other real estate owned	.01	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.20	.30
Nonperforming assets as a percent of total assets	.14	.22

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.  For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

(1),(2),(3)  See page 15 of 15 for additional information.

MERCANTILE BANKSHARES CORPORATION
STATEMENTS OF CONSOLIDATED INCOME
(In thousands, except per share data)

	For the Twelve Months Ended December 31,				For the Quarter Ended December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
INTEREST INCOME
Interest and fees on loans	$700,832	$546,531	$154,301	28.2%	$192,697	$147,114	$45,583	31.0%
Interest and dividends on investment securities:
Taxable interest income	107,133	105,423	1,710	1.6	30,081	25,809	4,272	16.6
Tax-exempt interest income	3,161	3,266	(105)	(3.2)	813	766	47	6.1
Other investment income	2,475	2,314	161	7.0	722	1,157	(435)	(37.6)
	112,769	111,003	1,766	1.6	31,616	27,732	3,884	14.0
Other interest income	2,436	1,503	933	62.1	890	414	476	115.0
Total interest income	816,037	659,037	157,000	23.8	225,203	175,260	49,943	28.5

INTEREST EXPENSE
Interest on deposits	139,917	83,403	56,514	67.8	44,637	22,621	22,016	97.3
Interest on short-term borrowings	26,266	7,844	18,422	234.9	9,038	2,955	6,083	205.9
Interest on long-term debt	32,728	22,009	10,719	48.7	9,094	5,974	3,120	52.2
Total interest expense	198,911	113,256	85,655	75.6	62,769	31,550	31,219	99.0

NET INTEREST INCOME	617,126	545,781	71,345	13.1	162,434	143,710	18,724	13.0
Provision for loan losses	1,576	7,221	(5,645)	(78.2)	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	615,550	538,560	76,990	14.3	162,434	143,710	18,724	13.0

NONINTEREST INCOME
Investment and wealth management	95,756	90,050	5,706	6.3	24,251	22,735	1,516	6.7
Service charges on deposit accounts	43,885	44,263	(378)	(0.9)	10,893	11,312	(419)	(3.7)
Mortgage banking-related fees	15,019	11,495	3,524	30.7	4,690	3,199	1,491	46.6
Investment securities gains and (losses)	405	1,239	(834)	(67.3)	(53)	705	(758)	(107.5)
Nonmarketable investments	19,882	11,422	8,460	74.1	6,199	4,001	2,198	54.9
Other income	68,173	55,460	12,713	22.9	16,131	13,776	2,355	17.1
Total noninterest income	243,120	213,929	29,191	13.6	62,111	55,728	6,383	11.5

NONINTEREST EXPENSES
Salaries	200,222	187,621	12,601	6.7	51,740	49,448	2,292	4.6
Employee benefits	46,175	44,676	1,499	3.4	10,685	10,678	7	0.1
Net occupancy expense of bank premises	28,596	24,307	4,289	17.6	7,678	6,300	1,378	21.9
Furniture and equipment expenses	31,659	31,439	220	0.7	8,491	8,566	(75)	(0.9)
Communications and supplies	16,406	16,904	(498)	(2.9)	4,414	4,294	120	2.8
Other expenses	97,763	87,011	10,752	12.4	25,365	26,702	(1,337)	(5.0)
Total noninterest expenses	420,821	391,958	28,863	7.4	108,373	105,988	2,385	2.3

Income before income taxes	437,849	360,531	77,318	21.4	116,172	93,450	22,722	24.3
Applicable income taxes	161,530	131,124	30,406	23.2	41,309	32,838	8,471	25.8

NET INCOME	$276,319	$229,407	$46,912	20.4	$74,863	$60,612	$14,251	23.5

Weighted average shares outstanding	80,899	79,220	1,679	2.1	81,949	79,075	2,874	3.6

Adjusted weighted average shares outstanding	81,593	79,854	1,739	2.2	82,756	79,800	2,956	3.7

NET INCOME PER COMMON SHARE:
Basic	$3.42	$2.90	$.52	17.9	$.91	$.77	$.14	18.2
Diluted	$3.39	$2.87	$.52	18.1	$.90	$.76	$.14	18.4

MERCANTILE BANKSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,
			Increase/(Decrease)
	2005	2004	Amount	%
ASSETS

Cash and due from banks	$369,536	$244,875	$124,661	50.9%
Interest-bearing deposits in other banks	200	158	42	26.6
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,411,344	1,462,032	(50,688)	(3.5)
Mortgage-backed securities	1,544,261	1,317,301	226,960	17.2
States and political subdivisions	70,135	62,870	7,265	11.6
Other investments	63,888	66,491	(2,603)	(3.9)
Held-to-maturity
States and political subdivisions - fair value of $17,181 (2005) and $21,094 (2004)	16,659	20,176	(3,517)	(17.4)
Total investment securities	3,106,287	2,928,870	177,417	6.1

Federal funds sold	25,104	101	25,003	—
Loans held-for-sale	26,263	11,000	15,263	138.8

Loans	11,607,845	10,228,433	1,379,412	13.5
Less: allowance for loan losses	(156,673)	(149,002)	7,671	5.1
Loans, net	11,451,172	10,079,431	1,371,741	13.6

Bank premises and equipment, net	137,419	139,946	(2,527)	(1.8)
Other real estate owned, net	667	212	455	214.6
Goodwill	670,028	507,791	162,237	31.9
Other intangible assets, net	46,653	48,226	(1,573)	(3.3)
Other assets	588,400	465,080	123,320	26.5
Total assets	$16,421,729	$14,425,690	$1,996,039	13.8

LIABILITIES

Deposits:
Noninterest-bearing deposits	$3,324,650	$3,049,031	$275,619	9.0
Interest-bearing deposits	8,752,700	7,750,168	1,002,532	12.9
Total deposits	12,077,350	10,799,199	1,278,151	11.8
Short-term borrowings	1,237,714	887,857	349,857	39.4
Accrued expenses and other liabilities	169,780	129,996	39,784	30.6
Long-term debt	742,163	690,955	51,208	7.4
Total liabilities	14,227,007	12,508,007	1,719,000	13.7

SHAREHOLDERS’ EQUITY

Preferred stock, no par value; authorized 2,000,000 shares; issued and outstanding—None
Common stock, $2 par value; authorized 130,000,000 shares	164,331	158,601	5,730	3.6
Capital surplus	676,830	530,705	146,125	27.5
Retained earnings	1,386,405	1,231,102	155,303	12.6
Accumulated other comprehensive income (loss)	(32,844)	(2,725)	(30,119)	—
Total shareholders’ equity	2,194,722	1,917,683	277,039	14.4
Total liabilities and shareholders’ equity	$16,421,729	$14,425,690	$1,996,039	13.8

Actual shares outstanding	82,165	79,301	2,864	3.6
Book value per common share	$26.71	$24.18	$2.53	10.5

MERCANTILE BANKSHARES CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEETS
(In thousands)

	For the Twelve Months Ended December 31,				For the Quarter Ended December 31,
	2005		2004		2005		2004
	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate	Average Balance	Yield(1) / Rate
Earning assets
Loans:
Commercial and leasing	$2,900,598	6.43%	$2,725,452	5.33%	$2,912,089	6.86%	$2,813,318	5.63%
Commercial real estate	3,444,921	6.57	2,927,968	5.93	3,664,491	6.79	3,083,266	6.09
Construction	1,473,353	6.96	1,144,044	5.46	1,574,597	7.56	1,215,282	5.93
Residential real estate	1,761,955	5.98	1,643,504	6.00	1,798,686	6.05	1,681,823	5.93
Home equity lines	507,153	6.05	450,244	4.49	511,673	6.73	484,222	4.88
Consumer	941,571	5.77	828,197	6.15	1,036,349	5.68	806,433	5.97
Total loans	11,029,551	6.40	9,719,409	5.67	11,497,885	6.69	10,084,344	5.85

Federal funds sold, et al	51,826	4.70	59,848	2.51	76,062	4.64	44,113	3.72

Securities:(2)
Taxable securities
U.S. Treasury and government agencies	1,417,360	3.39	1,551,141	3.69	1,429,583	3.41	1,532,514	3.53
Mortgage-backed	1,418,144	4.17	1,250,947	3.85	1,545,324	4.56	1,243,520	3.90
Other investments	63,067	3.96	57,193	4.18	60,998	4.77	68,004	7.12
Tax-exempt securities
States and political subdivisions	87,992	5.94	94,308	5.73	88,679	6.01	84,319	5.99
Total securities	2,986,563	3.85	2,953,589	3.83	3,124,584	4.08	2,928,357	3.84

Interest-bearing deposits in other banks	197	1.21	158	1.17	200	1.35	158	1.45
Total earning assets	14,068,137	5.85	12,733,004	5.23	14,698,731	6.13	13,056,972	5.39

Cash and due from banks	309,646		291,540		319,176		285,742
Bank premises and equipment, net	143,177		141,368		139,662		140,556
Other assets	1,154,561		985,222		1,258,868		985,411
Less: allowance for loan losses	(154,502)		(158,163)		(158,162)		(157,787)
Total assets	$15,521,019		$13,992,971		$16,258,275		$14,310,894

Interest-bearing liabilities
Deposits:
Savings	$1,428,445	0.39	$1,425,423	0.29	$1,371,020	0.45	$1,445,223	0.30
Checking plus interest	1,399,215	0.17	1,289,295	0.15	1,398,809	0.18	1,326,074	0.15
Money market	1,651,513	1.39	1,571,462	0.61	1,785,001	1.86	1,572,997	0.75
Time deposits $100,000 and over	1,627,194	3.18	1,314,423	1.99	1,784,340	3.66	1,354,677	2.22
Other time deposits	2,142,068	2.67	1,933,799	2.15	2,300,075	3.03	1,882,646	2.22
Total interest-bearing deposits	8,248,435	1.70	7,534,402	1.11	8,639,245	2.05	7,581,617	1.19

Short-term borrowings	1,105,988	2.37	932,493	0.84	1,213,396	2.96	956,368	1.23
Long-term debt	749,196	4.37	645,375	3.41	766,451	4.71	642,675	3.70
Total interest-bearing funds	10,103,619	1.97	9,112,270	1.24	10,619,092	2.35	9,180,660	1.37

Noninterest-bearing deposits	3,165,320		2,879,290		3,255,149		3,094,316
Other liabilities and accrued expenses	155,663		129,741		173,984		124,767
Total liabilities	13,424,602		12,121,301		14,048,225		12,399,743
Shareholders’ equity	2,096,417		1,871,670		2,210,050		1,911,151
Total liabilities & shareholders’ equity	$15,521,019		$13,992,971		$16,258,275		$14,310,894

Net interest rate spread		3.88%		3.99%		3.78%		4.02%
Effect of noninterest-bearing funds		0.56		0.36		0.65		0.41
Net interest margin on earning assets		4.44%		4.35%		4.43%		4.43%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL LOAN INFORMATION BY QUARTER
(In thousands)

	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04
PERIOD-END LOANS BY TYPE
Commercial and Leasing	$2,957,301	$2,925,445	$2,923,419	$2,854,186	$2,866,693
Commercial Real Estate	3,703,297	3,638,238	3,585,592	3,180,853	3,122,701
Construction	1,607,095	1,543,633	1,560,149	1,347,365	1,268,350
Residential Real Estate	1,802,373	1,778,684	1,776,959	1,735,492	1,677,932
Home Equity Lines	505,508	520,214	517,342	493,074	495,462
Consumer	1,032,271	1,039,845	1,000,845	802,252	797,295
TOTAL LOANS AT END OF PERIOD	$11,607,845	$11,446,059	$11,364,306	$10,413,222	$10,228,433

NONPERFORMING LOANS BY TYPE
Commercial and Leasing	$15,771	$21,065	$21,980	$25,999	$25,510
Commercial Real Estate	4,451	3,240	2,848	2,775	1,959
Construction	376	377	378	6	9
Residential Real Estate	1,505	1,845	1,238	1,642	2,748
Home Equity Lines	88	89	86	370	300
Consumer	374	406	379	442	372
TOTAL NONPERFORMING LOANS AT END OF PERIOD	$22,565	$27,022	$26,909	$31,234	$30,898

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial and Leasing	$5,513	$12,604	$6,256	$3,402	$6,173
Commercial Real Estate	4,973	8,976	14,634	6,076	8,325
Construction	33,628	24,026	9,551	20,656	20,199
Residential Real Estate	13,948	7,141	8,144	13,025	11,811
Home Equity Lines	1,233	543	697	351	445
Consumer	5,856	4,005	4,449	3,975	4,510
TOTAL LOANS PAST DUE 30-89 DAYS	$65,151	$57,295	$43,731	$47,485	$51,463

CHARGE-OFFS BY LOAN TYPE
Commercial and Leasing	$1,440	$570	$383	$1,299	$12,341
Commercial Real Estate	—	—	—	32	—
Construction	—	—	—	—	—
Residential Real Estate	160	28	3	11	43
Home Equity Lines	22	—	69	—	—
Consumer	1,155	1,112	718	600	995
TOTAL CHARGE-OFFS	$2,777	$1,710	$1,173	$1,942	$13,379

RECOVERIES BY LOAN TYPE
Commercial and Leasing	$1,732	$233	$985	$595	$253
Commercial Real Estate	7	27	118	6	67
Construction	—	445	1	—	1
Residential Real Estate	6	167	30	35	20
Home Equity Lines	—	—	—	—	7
Consumer	529	93	1,037	565	592
TOTAL RECOVERIES	$2,274	$965	$2,171	$1,201	$940

MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04
	(Dollars in billions)
INVESTMENT AND WEALTH MANAGEMENT ASSET DATA (End of Period)*
Personal
Assets with Investment Responsibility	$8.7	$8.8	$8.2	$8.5	$8.7
Assets with no Investment Responsibility	3.8	3.7	3.8	3.6	3.6
Total Personal	12.5	12.5	12.0	12.1	12.3

Institutional
Assets with Investment Responsibility	11.6	12.0	12.5	12.1	12.2
Assets with no Investment Responsibility	22.1	21.7	23.6	23.6	23.1
Total Institutional	33.7	33.7	36.1	35.7	35.3

Mutual Funds Not Included Above	0.3	0.2	0.2	0.2	0.2

Total
Assets with Investment Responsibility	20.6	21.0	20.9	20.8	21.1
Assets with no Investment Responsibility	25.9	25.4	27.4	27.2	26.7
Total Assets Under Administration	$46.5	$46.4	$48.3	$48.0	$47.8

*Prior period amounts have been restated.

	(Dollars in thousands)
OTHER INTANGIBLE ASSETS INFORMATION
EOP Deposit Intangibles, Net	$33,719	$35,206	$36,832	$33,501	$34,867
EOP Mortgage Servicing Rights, Net	1,757	1,216	1,289	266	357
EOP Other Intangible Assets, Net	11,177	11,063	11,709	12,355	13,002
EOP Total Other Intangible Assets, Net	$46,653	$47,485	$49,830	$46,122	$48,226

Amortization of Deposit Intangibles	$1,488	$1,475	$1,447	$1,367	$1,367
Amortization of Mortgage Servicing Rights	82	105	81	54	56
Amortization of Other Intangible Assets	721	651	651	651	586
Total Amortization of Other Intangible Assets	$2,291	$2,231	$2,179	$2,072	$2,009

	(Dollars in thousands)
PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS
EOP Residential Real Estate Mortgages (owned)	$41,297	$44,573	$50,283	$52,210	$56,182
EOP Commercial Real Estate Mortgages (owned)	1,744,615	1,738,807	1,830,277	1,839,417	1,871,615
EOP Commercial Real Estate Mortgages (not owned)	4,403,576	4,354,568	4,164,748	4,148,513	4,086,382
EOP Total Principal Balance of Loans Serviced For Others	$6,189,488	$6,137,948	$6,045,308	$6,040,140	$6,014,179

MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL INFORMATION BY QUARTER
(In thousands, except per share data)

						4Q 05	4Q 05
						vs	vs
	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04	3Q 05	4Q 04
OPERATING RESULTS
Net interest income (1)	$162,434	$159,242	$152,367	$143,083	$143,710	2.0%	13.0%
Net interest income - taxable equivalent (1)	164,267	161,023	154,023	144,660	145,370	2.0	13.0
Provision for loan losses	—	820	—	756	—	(100.0)	—
Net income	74,863	70,956	67,873	62,627	60,612	5.5	23.5

PER COMMON SHARE DATA
Basic net income	$.91	$.87	$.84	$.79	$.77	4.6%	18.2%
Diluted net income	.90	.86	.84	.78	.76	4.7	18.4
Dividends paid	.38	.38	.38	.35	.35	—	8.6
Book value at period end	26.71	26.21	25.87	24.39	24.18	1.9	10.5
Market value at period end	56.44	53.88	51.53	50.86	52.20	4.8	8.1
Market range:
High	60.13	56.19	52.80	52.35	53.09	7.0	13.3
Low	51.17	51.19	48.58	48.40	47.07	—	8.7

AVERAGE BALANCE SHEET DATA
Total loans	$11,497,885	$11,389,731	$10,899,263	$10,314,361	$10,084,344	0.9%	14.0%
Total earning assets	14,698,731	14,490,736	13,840,991	13,221,167	13,056,972	1.4	12.6
Total assets	16,258,275	16,065,168	15,233,571	14,508,344	14,310,894	1.2	13.6
Total deposits	11,894,394	11,751,990	11,273,220	10,718,734	10,675,933	1.2	11.4
Shareholders’ equity	2,210,050	2,179,415	2,042,104	1,950,276	1,911,151	1.4	15.6

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.83%	1.75%	1.79%	1.75%	1.68%
Return on average equity (2)	13.44	12.92	13.33	13.02	12.62
Return on average tangible equity (2)	20.26	19.62	19.64	18.57	18.16
Average equity to average assets (2)	13.59	13.57	13.41	13.44	13.35
Average tangible equity to average tangible assets (2)	9.61	9.53	9.67	10.00	9.84
Net interest rate spread - taxable equivalent	3.78	3.83	3.95	3.99	4.02
Net interest margin on earning assets - taxable equivalent	4.43	4.41	4.46	4.44	4.43
Efficiency ratio (1),(3)	47.87	48.36	48.54	49.45	52.70
Cash operating efficiency ratio (1),(3)	46.69	46.99	48.26	48.68	51.20
Dividend payout ratio	41.76	43.68	45.24	44.30	45.45

Bank offices	240	238	239	225	226	2	14
Employees	3,606	3,607	3,630	3,423	3,479	(1)	127

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs / (recoveries)	$503	$745	$(998)	$741	$12,439	(32.5)%	(96.0)%
Nonaccrual loans	22,565	27,022	26,909	31,234	30,898	(16.5)	(27.0)
Restructured loans	—	—	—	—	—	—	—
Total nonperforming loans	22,565	27,022	26,909	31,234	30,898	(16.5)	(27.0)
Other real estate owned, net	667	777	777	145	212	(14.2)	214.6
Total nonperforming assets	23,232	27,799	27,686	31,379	31,110	(16.4)	(25.3)

CREDIT QUALITY RATIOS
Provision for loan losses (annualized) as a percent of period-end loans	—%	.03%	—%	.03%	—%
Net charge-offs / (recoveries) - annualized as a percent of period-end loans	.02	.03	(.04)	.03	.48
Nonperforming loans as a percent of period-end loans	.19	.24	.24	.30	.30
Allowance for loan losses as a percent of period-end loans	1.35	1.37	1.38	1.43	1.46
Allowance for loan losses as a percent of nonperforming loans	694.32	581.66	583.82	477.10	482.24
Other real estate owned as a percent of period-end loans and other real estate owned	.01	.01	.01	—	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.20	.24	.24	.30	.30
Nonperforming assets as a percent of total assets	.14	.17	.17	.21	.22

(1),(2),(3)  See page 15 of 15 for additional information.

MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
(In thousands, except per share data)

						4Q 05	4Q 05
						vs	vs
	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04	3Q 05	4Q 04
INTEREST INCOME
Interest and fees on loans	$192,697	$185,714	$169,877	$152,544	$147,114	3.8%	31.0%
Interest and dividends on investment securities:
Taxable interest income	30,081	26,686	25,374	24,992	25,809	12.7	16.6
Tax-exempt interest income	813	839	788	721	766	(3.1)	6.1
Other investment income	722	526	583	644	1,157	37.3	(37.6)
	31,616	28,051	26,745	26,357	27,732	12.7	14.0
Other interest income	890	760	442	344	414	17.1	115.0
Total interest income	225,203	214,525	197,064	179,245	175,260	5.0	28.5

INTEREST EXPENSE
Interest on deposits	44,637	38,591	31,384	25,305	22,621	15.7	97.3
Interest on short-term borrowings	9,038	7,702	5,484	4,042	2,955	17.3	205.9
Interest on long-term debt	9,094	8,990	7,829	6,815	5,974	1.2	52.2
Total interest expense	62,769	55,283	44,697	36,162	31,550	13.5	99.0

NET INTEREST INCOME	162,434	159,242	152,367	143,083	143,710	2.0	13.0
Provision for loan losses	—	820	—	756	—	(100.0)	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	162,434	158,422	152,367	142,327	143,710	2.5	13.0

NONINTEREST INCOME
Investment and wealth management	24,251	23,668	23,780	24,057	22,735	2.5	6.7
Service charges on deposit accounts	10,893	11,478	11,088	10,426	11,312	(5.1)	(3.7)
Mortgage banking-related fees	4,690	5,151	2,895	2,283	3,199	(8.9)	46.6
Investment securities gains and (losses)	(53)	(32)	76	414	705	(65.6)	(107.5)
Nonmarketable investments	6,199	4,190	4,222	5,271	4,001	47.9	54.9
Other income	16,131	18,619	18,005	15,418	13,776	(13.4)	17.1
Total noninterest income	62,111	63,074	60,066	57,869	55,728	(1.5)	11.5

NONINTEREST EXPENSES
Salaries	51,740	51,748	50,180	46,554	49,448	—	4.6
Employee benefits	10,685	11,637	11,956	11,897	10,678	(8.2)	0.1
Net occupancy expense of bank premises	7,678	7,139	6,857	6,922	6,300	7.6	21.9
Furniture and equipment expenses	8,491	7,965	7,924	7,279	8,566	6.6	(0.9)
Communications and supplies	4,414	3,933	4,019	4,040	4,294	12.2	2.8
Other expenses	25,365	25,960	22,977	23,461	26,702	(2.3)	(5.0)
Total noninterest expenses	108,373	108,382	103,913	100,153	105,988	—	2.3

Income before income taxes	116,172	113,114	108,520	100,043	93,450	2.7	24.3
Applicable income taxes	41,309	42,158	40,647	37,416	32,838	(2.0)	25.8

NET INCOME	$74,863	$70,956	$67,873	$62,627	$60,612	5.5	23.5

Weighted average shares outstanding	81,949	81,865	80,514	79,228	79,075	0.1	3.6

Adjusted weighted average shares outstanding	82,756	82,635	81,161	79,875	79,800	0.1	3.7

NET INCOME PER COMMON SHARE:
Basic	$.91	$.87	$.84	$.79	$.77	4.6	18.2
Diluted	$.90	$.86	$.84	$.78	$.76	4.7	18.4

MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL INFORMATION BY QUARTER
(In thousands)

						4Q 05	4Q 05
						vs	vs
Noninterest Income	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04	3Q 05	4Q 04
Investment and wealth management	$24,251	$23,668	$23,780	$24,057	$22,735	2.5%	6.7%
Service charges on deposit accounts	10,893	11,478	11,088	10,426	11,312	(5.1)	(3.7)
Mortgage banking-related fees: Commercial	4,000	4,086	2,092	1,837	2,600	(2.1)	53.8
Residential	690	1,065	803	446	599	(35.2)	15.2
Total mortgage banking-related fees	4,690	5,151	2,895	2,283	3,199	(8.9)	46.6
Investment securities gains and (losses)	(53)	(32)	76	414	705	(65.6)	(107.5)
Nonmarketable investments:
Private equity and other investments	3,310	39	4,569	2,461	179	—	—
Hedge funds	1,104	2,897	(1,245)	1,964	2,875	(61.9)	(61.6)
Bank-owned life insurance	1,785	1,254	898	846	947	42.3	88.5
Total nonmarketable investments	6,199	4,190	4,222	5,271	4,001	47.9	54.9
Other income:
Electronic banking fees	5,832	7,010	5,954	5,173	5,312	(16.8)	9.8
Charges and fees on loans	3,063	3,786	3,020	2,795	2,892	(19.1)	5.9
Insurance	3,439	3,480	3,558	4,540	3,046	(1.2)	12.9
All other income	3,797	4,343	5,473	2,910	2,526	(12.6)	50.3
Total other income	16,131	18,619	18,005	15,418	13,776	(13.4)	17.1
Total	$62,111	$63,074	$60,066	$57,869	$55,728	(1.5)	11.5

						4Q 05	4Q 05
						vs	vs
Noninterest Expenses	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04	3Q 05	4Q 04
Salaries	$51,740	$51,748	$50,180	$46,554	$49,448	—%	4.6%
Employee benefits	10,685	11,637	11,956	11,897	10,678	(8.2)	0.1
Net occupancy expense of bank premises	7,678	7,139	6,857	6,922	6,300	7.6	21.9
Furniture and equipment expenses	8,491	7,965	7,924	7,279	8,566	6.6	(0.9)
Communications and supplies	4,414	3,933	4,019	4,040	4,294	12.2	2.8
Other expenses:
Professional services	5,867	6,040	4,882	5,125	9,315	(2.9)	(37.0)
Advertising and promotional expenses	2,553	2,162	2,677	1,711	2,833	18.1	(9.9)
Electronic banking expenses	3,503	4,025	3,177	3,241	3,051	(13.0)	14.8
Amortization of intangible assets	2,291	2,231	2,179	2,072	2,009	2.7	14.0
Outsourcing expenses	3,065	3,093	2,383	2,690	1,305	(0.9)	134.9
All other expenses	8,086	8,409	7,679	8,622	8,189	(3.8)	(1.3)
Total other expenses	25,365	25,960	22,977	23,461	26,702	(2.3)	(5.0)
Total	$108,373	$108,382	$103,913	$100,153	$105,988	—	2.3

MERCANTILE BANKSHARES CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER
(In thousands)

											Average Balance
	4Q 05		3Q 05		2Q 05		1Q 05		4Q 04		4Q 05	4Q 05
	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	vs	vs
	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	3Q 05	4Q 04
Earning assets
Loans:
Commercial and leasing	$2,912,089	6.86%	$2,914,761	6.62%	$2,926,234	6.31%	$2,848,452	5.90%	$2,813,318	5.63%	(0.1)%	3.5%
Commercial real estate	3,664,491	6.79	3,610,170	6.65	3,363,924	6.51	3,133,446	6.28	3,083,266	6.09	1.5	18.9
Construction	1,574,597	7.56	1,544,082	7.21	1,442,621	6.66	1,328,633	6.24	1,215,282	5.93	2.0	29.6
Residential real estate	1,798,686	6.05	1,775,023	5.98	1,762,991	5.95	1,710,003	5.92	1,681,823	5.93	1.3	6.9
Home equity lines	511,673	6.73	517,798	6.23	502,917	5.85	495,935	5.36	484,222	4.88	(1.2)	5.7
Consumer	1,036,349	5.68	1,027,897	5.71	900,576	5.77	797,892	5.94	806,433	5.97	0.8	28.5
Total loans	11,497,885	6.69	11,389,731	6.51	10,899,263	6.29	10,314,361	6.04	10,084,344	5.85	0.9	14.0

Federal funds sold, et al	76,062	4.64	57,932	5.20	40,904	4.33	31,854	4.37	44,113	3.72	31.3	72.4

Securities: (2)
Taxable securities
U.S. Treasury and gov. agencies	1,429,583	3.41	1,431,397	3.35	1,382,037	3.37	1,426,230	3.43	1,532,514	3.53	(0.1)	(6.7)
Mortgage-backed	1,545,324	4.56	1,455,475	3.98	1,365,012	4.05	1,303,700	4.02	1,243,520	3.90	6.2	24.3
Other investments	60,998	4.77	62,318	3.35	65,051	3.63	63,943	4.12	68,004	7.12	(2.1)	(10.3)
Tax-exempt securities
States and political subdivisions	88,679	6.01	93,683	5.89	88,537	5.90	80,921	5.97	84,319	5.99	(5.3)	5.2
Total securities	3,124,584	4.08	3,042,873	3.73	2,900,637	3.77	2,874,794	3.79	2,928,357	3.84	2.7	6.7

Interest-bearing deposits in other banks	200	1.35	200	1.02	187	1.31	158	1.47	158	1.45	—	26.6
Total earning assets	14,698,731	6.13	14,490,736	5.92	13,840,991	5.76	13,221,167	5.55	13,056,972	5.39	1.4	12.6

Cash and due from banks	319,176		326,515		301,484		290,911		285,742		(2.2)	11.7
Bank premises and equipment, net	139,662		147,248		144,347		141,426		140,556		(5.2)	(0.6)
Other assets	1,258,868		1,257,846		1,099,607		1,004,526		985,411		0.1	27.8
Less: allowance for loan losses	(158,162)		(157,177)		(152,858)		(149,686)		(157,787)		0.6	0.2
Total assets	$16,258,275		$16,065,168		$15,233,571		$14,508,344		$14,310,894		1.2	13.6

Interest-bearing liabilities
Deposits:
Savings	$1,371,020	0.45	$1,420,283	0.42	$1,463,960	0.36	$1,459,580	0.32	$1,445,223	0.30	(3.5)	(5.1)
Checking plus interest	1,398,809	0.18	1,428,344	0.17	1,418,337	0.16	1,350,521	0.15	1,326,074	0.15	(2.1)	5.5
Money market	1,785,001	1.86	1,692,684	1.54	1,574,422	1.15	1,550,919	0.94	1,572,997	0.75	5.5	13.5
Time deposits $100,000 and over	1,784,340	3.66	1,674,265	3.30	1,618,161	2.97	1,427,571	2.66	1,354,677	2.22	6.6	31.7
Other time deposits	2,300,075	3.03	2,295,608	2.76	2,060,974	2.54	1,905,548	2.28	1,882,646	2.22	0.2	22.2
Total interest-bearing deposits	8,639,245	2.05	8,511,184	1.80	8,135,854	1.55	7,694,139	1.33	7,581,617	1.19	1.5	13.9

Short-term borrowings	1,213,396	2.96	1,185,142	2.58	1,021,281	2.15	1,000,929	1.64	956,368	1.23	2.4	26.9
Long-term debt	766,451	4.71	797,527	4.47	742,056	4.23	689,372	4.01	642,675	3.70	(3.9)	19.3
Total interest-bearing funds	10,619,092	2.35	10,493,853	2.09	9,899,191	1.81	9,384,440	1.56	9,180,660	1.37	1.2	15.7

Noninterest-bearing deposits	3,255,149		3,240,806		3,137,366		3,024,595		3,094,316		0.4	5.2
Other liabilities and accrued expenses	173,984		151,094		154,910		149,033		124,767		15.1	39.4
Total liabilities	14,048,225		13,885,753		13,191,467		12,558,068		12,399,743		1.2	13.3
Shareholders’ equity	2,210,050		2,179,415		2,042,104		1,950,276		1,911,151		1.4	15.6
Total liabilities & shareholders’ equity	$16,258,275		$16,065,168		$15,233,571		$14,508,344		$14,310,894		1.2	13.6

Net interest rate spread		3.78%		3.83%		3.95%		3.99%		4.02%
Effect of noninterest-bearing funds		0.65		0.58		0.51		0.45		0.41
Net interest margin on earning assets		4.43%		4.41%		4.46%		4.44%		4.43%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

MERCANTILE BANKSHARES CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share data)

We believe these non-GAAP measures provide information useful to investors in understanding our ongoing core business and operational performance trends while facilitating comparisons with the performance of other financial services companies.  In order to arrive at core business operating results, the effects of certain non-core business transactions such as gains and losses on the sale of securities, amortization of intangibles, restructuring charges and merger-related expenses, have been excluded.  We believe these measures are consistent with how investors and analysts typically evaluate our industry and compare us to our peers.  Management reviews these same measures internally.  For instance, the cash operating efficiency ratio, rather than the GAAP basis efficiency ratio, is used to measure management’s success at controlling ongoing, core operating expenses.  The relevance of these disclosures is assessed on an ongoing basis.

		YTD	YTD
		2005	2004	4Q 05	3Q 05	2Q 05	1Q 05	4Q 04

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.  The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

Net interest income (GAAP basis)		$617,126	$545,781	$162,434	$159,242	$152,367	$143,083	$143,710
Taxable-equivalent adjustment		6,847	6,744	1,833	1,781	1,656	1,577	1,660
Net interest income - taxable equivalent		$623,973	$552,525	$164,267	$161,023	$154,023	$144,660	$145,370

(2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of Bankshares.  This is consistent with the treatment by the bank regulatory agencies which exclude goodwill and other intangible assets from their calculation of risk-based capital ratios.

Return on average equity (GAAP basis)		13.18%	12.26%	13.44%	12.92%	13.33%	13.02%	12.62%
Impact of excluding average intangible assets and amortization		6.36	5.74	6.82	6.70	6.31	5.55	5.54
Return on average tangible equity		19.54%	18.00%	20.26%	19.62%	19.64%	18.57%	18.16%

Average equity to average assets (GAAP basis)		13.51%	13.38%	13.59%	13.57%	13.41%	13.44%	13.35%
Impact of excluding average intangible assets and amortization		(3.81)	(3.68)	(3.98)	(4.04)	(3.74)	(3.44)	(3.51)
Average tangible equity to average tangible assets		9.70%	9.70%	9.61%	9.53%	9.67%	10.00%	9.84%

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income.  When computing the cash operating efficiency ratio and cash operating earnings, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, and gains and losses on sales of premises and from sales of investment securities in order to assess the core operating results of Bankshares and because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio (GAAP basis)		48.53%	51.14%	47.87%	48.36%	48.54%	49.45%	52.70%
Impact of excluding:	Securities gains and (losses)	0.03	0.08	(0.01)	—	0.02	0.10	0.18
	Gains/(losses) on sales of premises	0.24	0.11	—	(0.05)	0.78	0.27	0.01
	Amortization of deposit intangibles	(0.67)	(0.71)	(0.66)	(0.65)	(0.69)	(0.67)	(0.68)
	Amortization of other intangibles	(0.35)	(0.35)	(0.35)	(0.34)	(0.34)	(0.35)	(0.31)
	Restructuring charges	—	(0.59)	—	—	—	—	(0.70)
	Merger-related expenses	(0.17)	(0.05)	(0.16)	(0.33)	(0.05)	(0.12)	—
Cash operating efficiency ratio		47.61%	49.63%	46.69%	46.99%	48.26%	48.68%	51.20%

(4) Bankshares presents cash operating earnings and diluted cash operating earnings per share in order to assess its core operating results.

Net income (GAAP basis)		$276,319	$229,407	$74,863	$70,956	$67,873	$62,627	$60,612
Less:	Securities (gains) and losses, net of tax	(245)	(749)	32	19	(46)	(250)	(426)
	(Gains)/losses on sales of premises, net of tax	(2,624)	(1,005)	—	117	(2,048)	(693)	(26)
Plus:	Amortization of deposit intangibles, net of tax	3,492	3,305	899	892	875	826	826
	Amortization of other intangibles, net of tax	1,812	1,616	486	458	442	426	388
	Restructuring charges, net of tax	—	2,711	—	—	—	—	850
	Merger-related expenses, net of tax	877	248	216	449	56	156	—
Cash operating earnings		$279,631	$235,533	$76,496	$72,891	$67,152	$63,092	$62,224

Diluted net income per share (GAAP basis)		$3.39	$2.87	$0.90	$0.86	$0.84	$0.78	$0.76
Less:	Securities (gains) and losses, net of tax	—	(0.01)	—	—	—	—	(0.01)
	(Gains)/losses on sales of premises, net of tax	(0.03)	(0.01)	—	—	(0.03)	(0.01)	—
Plus:	Amortization of deposit intangibles, net of tax	0.04	0.04	0.01	0.01	0.01	0.01	0.01
	Amortization of other intangibles, net of tax	0.02	0.02	0.01	0.01	0.01	0.01	0.01
	Restructuring charges, net of tax	—	0.04	—	—	—	—	0.01
	Merger-related expenses, net of tax	0.01	—	—	0.01	—	—	—
Diluted cash operating earnings per share		$3.43	$2.95	$0.92	$0.89	$0.83	$0.79	$0.78